Exhibit 99.1

Contacts:   Dewey M. Moore, Jr.
            Chief Executive Officer
            Rush Financial Technologies, Inc.
            972-450-6000



For Immediate Release
---------------------

                       RushTrade Group Acquires LostView,
      Expanded Development Team to Accelerate the Development and Launch of
                      RushTrade's Options Trading Platform

DALLAS,  TEXAS  (March 1, 2004) - Rush  Financial  Technologies,  Inc.  (OTC.BB:
RFGI), formerly Rushmore Financial Group, Inc., ("RushTrade Group") announced today it has acquired LostView Development Corporation. LostView is a financial technology and web development company that provides professional software contract development services for online trading and document management systems.

RushTrade Group expects to benefit from the addition of LostView in several significant ways. RushGroup's expanded software development capabilities will nearly double, thereby accelerating its options and futures trading development. RushGroup will also be better positioned to quickly add new product enhancements, including the ability to capture market data directly from the financial exchanges. Moreover, RushTrade will gain additional levels of redundancy and fault tolerance for its products and services.

Under the terms of the agreement, up to 1,500,000 shares of RushTrade Group's restricted common stock will be issued, depending on various contingencies, in exchange for 100% of LostView's outstanding common stock and intellectual property assets. LostView's existing and on going development contracts and business relationships will be maintained initially, but will be regularly evaluated in light of RushGroup's own development plan. RushGroup will also retain key employees of LostView who bring valuable experience in real-time financial software development, market data collection and distribution.

D. M. (Rusty) Moore, Jr., RushTrade Group's Chief Executive Officer, commented, "The acquisition of LostView aligns well with our Company's strategic direction to expand rapidly in the financial technology and direct access online trading space. We expect that the integration of the LostView team will strengthen our product offerings and bolster our market presence, thereby increasing revenue, cash flow and shareholder value."

Tony Benton, LostView Development Corporation's Founder and Senior Software Developer, added, "We are very pleased to join RushTrade Group in its quest to become a significant player in the financial technology space and direct access online trading industry. The combination of our two companies makes for a stronger development team and overall organization which will allow us to better serve our customers' needs in this competitive environment."



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About RushTrade Group

RushTrade Group operates through two primary subsidiaries:

RushGroup Technologies, Inc., the Company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and data services center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), RushGroup offers real-time market data platforms and Direct Access products to meet the needs of active online investors, semi-professional traders or institutional portfolio managers and traders.

RushTrade Securities, Inc, a wholly owned subsidiary of the Company and a fully disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade Securities, Inc. customer trades are cleared through and customer accounts are held at Penson Financial Services, Inc.
RushTrade  Securities,  Inc.  is  registered  in all 50 U.S.  states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed and RushTrade does not provide advice or make trade recommendations.

The Company is headquartered in Dallas, Texas and its common stock is traded on the OTC.BB Market under the symbol "RFGI". For more information about RushTrade and the RushGroup products, please visit www.rushtrade.com.


          This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.


     For further information, please contact D. M. Rusty Moore at (972) 450-6000




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